May 22, 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 2-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
$1,000,000
Buffered Digital Dual Directional Notes Linked to a WTI
Crude Oil Futures Contract due June 22, 2027
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a fixed return of 10.00% at maturity if the Final Value of the first nearby month futures contract for WTI crude oil traded on the New York Mercantile Exchange, which we refer to as the NYMEX, or, in certain circumstances, the second nearby month futures contract for WTI crude oil traded on the NYMEX, which we refer to as the Commodity Futures Contract, is greater than or equal to the Strike Value.
• The notes are also designed for investors who seek a capped return equal to 50.00% of the absolute value of any depreciation (with a maximum downside return of 20.10%) of the Commodity Futures Contract at maturity.
• Investors should be willing to forgo interest payments and be willing to lose some or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on May 22, 2026 (the “Pricing Date”) and are expected to settle on or about May 28, 2026. The Strike
Value has been determined by reference to certain intraday prices of the Commodity Futures Contract on May
19, 2026 (the “Strike Date”) and not by reference to the Contract Price on the Strike Date or the Pricing Date.
• CUSIP: 46660NBZ5
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$6
$994
Total
$1,000,000
$6,000
$994,000
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $6.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $965.90 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Commodity Futures Contract: The first nearby month futures
contract for WTI crude oil (Bloomberg ticker: CL1) traded on the
New York Mercantile Exchange (the “NYMEX”) or, on any day
that falls on the last trading day of such contract (all pursuant to the rules of the NYMEX), the second nearby month futures
contract for WTI crude oil (Bloomberg ticker: CL2) traded on the
NYMEX
Contingent Digital Return: 10.00%
Downside Participation: 50.00%
Buffer Amount: 40.20%
Downside Leverage Factor: An amount equal to 1 / (1 – Buffer
Amount), which is 1.67224
Strike Date: May 19, 2026
Pricing Date: May 22, 2026
Original Issue Date (Settlement Date): On or about May 28,
2026
Observation Date*: June 16, 2027
Maturity Date*: June 22, 2027
*Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying —
Notes Linked to a Single Commodity or Commodity Futures
Contract” and “General Terms of Notes — Postponement of a
Payment Date” in the accompanying product supplement or early acceleration in the event of a commodity hedging disruption event as described under “General Terms of Notes — Consequences of a
Commodity Hedging Disruption Event” in the accompanying product supplement and “Selected Risk Considerations — Risks Relating to
the Notes Generally — We May Accelerate Your Notes If a
Commodity Hedging Disruption Event Occurs” in this pricing
supplement
Payment at Maturity:
If the Final Value is greater than or equal to the Strike Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Contingent Digital Return)
If the Final Value is less than the Strike Value by up to the
Buffer Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Absolute Contract Return × Downside
Participation)
This payout formula results in an effective cap on your return at maturity if the Contract Return is negative. Under these limited circumstances, your maximum payment at maturity is $1,201.00 per $1,000 principal amount note.
If the Final Value is less than the Strike Value by more than the
Buffer Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Contract Return + Buffer Amount) ×
Downside Leverage Factor]
In no event, however, will the payment at maturity be less than
$0.
If the Final Value is less than the Strike Value by more than the
Buffer Amount, you will lose some or all of your principal
amount at maturity.
Absolute Contract Return: The absolute value of the Contract
Return. For example, if the Contract Return is -5%, the
Absolute Contract Return will equal 5%.
Contract Return:
(Final Value – Strike Value)
Strike Value
Strike Value: $103.80, which is a price determined by
reference to certain intraday prices of the Commodity Futures
Contract on the Strike Date. For the avoidance of doubt,
because the Strike Date falls on the last trading day of the first nearby month futures contract for WTI crude oil, the intraday prices of the Commodity Futures Contract on the Strike Date
were the intraday prices of the second nearby month futures
contract for WTI crude oil on that day. The Strike Value is not determined by reference to the Contract Price on the Strike
Date or the Pricing Date. We and our affiliates are under no obligation to consider your interests as a holder of the notes in making any determinations in connection with setting the Strike
Value. See “Selected Risk Considerations — Risks Relating to
Conflicts of Interest — Potential Conflicts” in this pricing supplement for more information.
Final Value: The Contract Price on the Observation Date
Contract Price: On any day, the official settlement price per barrel on the NYMEX of the first nearby month futures contract for WTI crude oil, stated in U.S. dollars, provided that if that day falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month
futures contract for WTI crude oil, as made public by the
NYMEX and displayed on the Bloomberg Professional® service
(“Bloomberg”) under the symbol “CL1” or “CL2,” as applicable, on that day

PS-2 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
Supplemental Terms of the Notes
The notes are not commodity futures contracts or swaps and are not regulated under the Commodity Exchange Act, as amended (the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity
Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading
Commission.
Hypothetical Payout Profile
The following table and graph illustrate the hypothetical total return and payment at maturity on the notes linked to a hypothetical
Commodity Futures Contract. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns and payments set forth below assume the following:
• a Strike Value of $100.00;
• a Contingent Digital Return of 10.00%;
• a Downside Participation of 50.00%;
• a Buffer Amount of 40.20%; and
• a Downside Leverage Factor of 1.67224.
The hypothetical Strike Value of $100.00 has been chosen for illustrative purposes only and does not represent the actual Strike Value.
The actual Strike Value has been determined by reference to certain intraday prices of the Commodity Futures Contract on the Strike
Date and is specified under “Key Terms — Strike Value” in this pricing supplement. For historical data regarding the actual Contract
Prices, please see the historical information set forth under “The Commodity Futures Contract” in this pricing supplement.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.
Final Value
Contract Return
Absolute Contract Return
Total Return on the Notes
Payment at Maturity (1)
$180.00
80.00%
N/A
10.000%
$1,100.00
$165.00
65.00%
N/A
10.000%
$1,100.00
$150.00
50.00%
N/A
10.000%
$1,100.00
$140.00
40.00%
N/A
10.000%
$1,100.00
$130.00
30.00%
N/A
10.000%
$1,100.00
$120.00
20.00%
N/A
10.000%
$1,100.00
$110.00
10.00%
N/A
10.000%
$1,100.00
$110.00
10.00%
N/A
10.000%
$1,100.00
$105.00
5.00%
N/A
10.000%
$1,100.00
$101.00
1.00%
N/A
10.000%
$1,100.00
$100.00
0.00%
N/A
10.000%
$1,100.00
$95.00
-5.00%
5.00%
2.500%
$1,025.00
$90.00
-10.00%
10.00%
5.000%
$1,050.00
$80.00
-20.00%
20.00%
10.000%
$1,100.00
$70.00
-30.00%
30.00%
15.000%
$1,150.00
$60.00
-40.00%
40.00%
20.000%
$1,200.00
$59.80
-40.20%
40.20%
20.100%
$1,201.00
$50.00
-50.00%
N/A
-16.388%
$836.12
$40.00
-60.00%
N/A
-33.110%
$668.90
$30.00
-70.00%
N/A
-49.833%
$501.67
$20.00
-80.00%
N/A
-66.555%
$334.45
$10.00
-90.00%
N/A
-83.278%
$167.22
$0.00
-100.00%
N/A
-100.000%
$0.00
(1) The payment at maturity will not be less than $0.

PS-3 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Contract Returns. There can be no assurance that the performance of the Commodity Futures Contract will result in the return of any of your principal amount at maturity.
How the Notes Work
Commodity Futures Contract Par or Appreciation Upside Scenario:
If the Final Value is greater than or equal to the Strike Value, investors will receive at maturity the $1,000 principal amount plus a fixed return equal to the Contingent Digital Return of 10.00%, which reflects the maximum return at maturity.
• If the Contract Price increases 5.00%, investors will receive at maturity a return equal to 10.00%, or $1,100.00 per $1,000 principal amount note.
• If the Contract Price increases 40.00%, investors will receive at maturity a return equal to 10.00%, or $1,100.00 per $1,000 principal amount note.
Commodity Futures Contract Depreciation Upside Scenario:
If the Final Value is less than the Strike Value by up to the Buffer Amount of 40.20%, investors will receive at maturity the $1,000 principal amount plus a return equal to the Absolute Contract Return times the Downside Participation of 50.00%.
• For example, if the Contract Price declines 10.00%, investors will receive at maturity a return equal to 5.00%, or $1,050.00 per
$1,000 principal amount note.
Downside Scenario:
If the Final Value is less than the Strike Value by more than the Buffer Amount of 40.20%, investors will lose 1.67224% of the principal amount of their notes for every 1% that the Final Value is less than the Strike Value by more than the Buffer Amount.
• For example, if the Contract Price declines 60.00%, investors will lose 33.11% of their principal amount and receive only $668.90 per $1,000 principal amount note at maturity, calculated as follows:
$1,000 + [$1,000 × (-60.00% + 40.20%) × 1.67224] = $668.90
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-4 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Value is less than the Strike Value by more than the Buffer Amount of 40.20%, you will lose 1.67224% of the principal amount of your notes for every 1% that the Final Value is less than the Strike
Value by more than the Buffer Amount. In no event, however, will the payment at maturity be less than $0. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE CONTINGENT DIGITAL RETURN IF THE CONTRACT RETURN
IS POSITIVE OR ZERO,
regardless of any appreciation of the Commodity Futures Contract, which may be significant.
• YOUR ABILITY TO RECEIVE THE CONTINGENT DIGITAL RETURN MAY TERMINATE ON THE OBSERVATION DATE —
If the Final Value is less than the Strike Value, you will not be entitled to receive the Contingent Digital Return at maturity.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED BY THE BUFFER AMOUNT AND THE DOWNSIDE PARTICIPATION IF
THE CONTRACT RETURN IS NEGATIVE —
Because the payment at maturity will not reflect the Absolute Contract Return if the Final Value is less than the Strike Value by more than the Buffer Amount, the Buffer Amount and the Downside Participation effectively cap your return at maturity if the
Contract Return is negative. The maximum payment at maturity if the Contract Return is negative is $1,201.00 per $1,000 principal amount note.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.
• THE NOTES DO NOT PAY INTEREST.
• YOU WILL NOT HAVE ANY RIGHTS WITH RESPECT TO THE COMMODITY FUTURES CONTRACT.
• WE MAY ACCELERATE YOUR NOTES IF A COMMODITY HEDGING DISRUPTION EVENT OCCURS —
Upon the occurrence of a commodity hedging disruption event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. A commodity hedging disruption event means there is an occurrence of legal or regulatory changes that the calculation agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes or for any other reason we or our affiliates are unable to enter into or maintain hedge positions that the calculation agent deems necessary to hedge our obligations under the notes. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a
Commodity Hedging Disruption Event” in the accompanying product supplement for more information.

PS-5 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
We and our affiliates are under no obligation to consider your interests as a holder of the notes in making any determinations in connection with setting the Strike Value. The value of the notes may be affected by the level of the Strike Value.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The
Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue

PS-6 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the Contract Price. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Commodity Futures Contract
• COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES —
Commodity futures contracts are subject to legal and regulatory regimes that may change in ways that could adversely affect our ability to hedge our obligations under the notes and affect the price of the Commodity Futures Contract. Any future regulatory changes may have a substantial adverse effect on the value of your notes. Additionally, in October 2020, the U.S. Commodity
Futures Trading Commission adopted rules to establish revised or new position limits on 25 agricultural, metals and energy commodity derivatives contracts. The limits apply to a person’s combined position in the specified 25 futures contracts and options on futures (“core referenced futures contracts”), futures and options on futures directly or indirectly linked to the core referenced futures contracts, and economically equivalent swaps. These rules came into effect on January 1, 2022 for covered futures and options on futures contracts and on January 1, 2023 for covered swaps. The rules may reduce liquidity in the exchange-traded market for those commodity-based futures contracts, which may, in turn, have an adverse effect on any payments on the notes. Furthermore, we or our affiliates may be unable as a result of those restrictions to effect transactions necessary to hedge our obligations under the notes resulting in a commodity hedging disruption event, in which case we may, in our sole and absolute discretion, accelerate the payment on your notes. See “— Risks Relating to the Notes Generally — We May Accelerate Your
Notes If a Commodity Hedging Disruption Event Occurs” above.
• PRICES OF COMMODITY FUTURES CONTRACTS ARE CHARACTERIZED BY HIGH AND UNPREDICTABLE VOLATILITY —
Market prices of commodity futures contracts tend to be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the price of the commodity underlying the Commodity Futures Contract. See “— The Market Price
of WTI Crude Oil Will Affect the Value of the Notes” below. The Contract Price is subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds. These variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities. As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities are also highly cyclical. The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.
• THE MARKET PRICE OF WTI CRUDE OIL WILL AFFECT THE VALUE OF THE NOTES —
Because the notes are linked to the performance of the Contract Price of the Commodity Futures Contract, we expect that generally the market value of the notes will depend in part on the market price of WTI crude oil. The price of WTI crude oil is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are volatile and subject to dislocation. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations, including relative cost, often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions.
Demand is also influenced by government regulations, such as environmental or consumption policies. The increasing demand for renewable energy may also influence long-term crude oil prices. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. These events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are

PS-7 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by wars and armed conflicts, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.
• A DECISION BY THE NYMEX TO INCREASE MARGIN REQUIREMENTS FOR WTI CRUDE OIL FUTURES CONTRACTS MAY
AFFECT THE CONTRACT PRICE —
If the NYMEX increases the amount of collateral required to be posted to hold positions in the futures contracts on WTI crude oil
(i.e., the margin requirements), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the Contract Price to decline significantly.
• THE NOTES DO NOT OFFER DIRECT EXPOSURE TO COMMODITY SPOT PRICES —
The price of the Commodity Futures Contract reflects the price of a futures contract, not a physical commodity (or its spot price).
The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the notes may underperform a similar investment that is linked only to commodity spot prices.
• SINGLE COMMODITY FUTURES CONTRACT PRICES TEND TO BE MORE VOLATILE THAN, AND MAY NOT CORRELATE
WITH, THE PRICES OF COMMODITIES GENERALLY —
The notes are not linked to a diverse basket of commodities, commodity futures contracts or a broad-based commodity index. The price of the Commodity Futures Contract may not correlate to the price of commodities or commodity futures contracts generally and may diverge significantly from the prices of commodities or commodity futures contracts generally. Because the notes are linked to a single commodity futures contract, they carry greater risk and may be more volatile than notes linked to the prices of multiple commodities or commodity futures contracts or a broad-based commodity index.
• SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY MARKETS AND RELATED FUTURES
MARKETS MAY ADVERSELY AFFECT THE CONTRACT PRICE AND, THEREFORE, THE VALUE OF THE NOTES —
The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the
Contract Price of the Commodity Futures Contract and, therefore, the value of your notes.

PS-8 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
The Commodity Futures Contract
The Contract Price is based on, on any day, the official settlement price per barrel on the NYMEX of the first nearby month futures contract for WTI crude oil, stated in U.S. dollars, provided that if that day falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract for WTI crude oil, as made public by the NYMEX and displayed on Bloomberg under the symbol “CL1” or “CL2,” as applicable, on that day. For additional information about the
Commodity Futures Contract, see “The Underlyings — Commodity Futures Contracts” in the accompanying product supplement.
Historical Information
The following graph sets forth the historical performance of the Commodity Futures Contract based on the weekly historical Contract
Prices of the Commodity Futures Contract (CL1 only) from January 8, 2021 through May 15, 2026. The Contract Price of the
Commodity Futures Contract (CL1) on May 19, 2026 was $108.66, which is not the Strike Value. For the avoidance of doubt, because the Strike Date falls on the last trading day of the first nearby month futures contract for WTI crude oil, for purposes of the notes, the
Strike Value was a price determined by reference to certain intraday prices of the second nearby month futures contract for WTI crude oil on the Strike Date. See “Key Terms — Strike Value” above. We obtained the Contract Prices above and below from Bloomberg, without independent verification.
The historical Contract Prices should not be taken as an indication of future performance, and no assurance can be given as to the
Contract Price on the Observation Date. There can be no assurance that the performance of the Commodity Futures Contract will result in the return of any of your principal amount.
Tax Treatment
In determining our reporting responsibilities, we intend to treat the notes for U.S. federal income tax purposes as “open transactions”
that are not debt instruments, as described in the section entitled “United States Federal Taxation — Tax Consequences to U.S.
Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially and adversely affected.
No statutory, judicial or administrative authority directly addresses the characterization of the notes (or similar instruments) for U.S.
federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.
Assuming that “open transaction” treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of the notes at the issue price. However, the IRS or a court may not respect the treatment of the notes as “open transactions,” in which case the timing and character of any income or loss on the notes could be materially and adversely affected. For instance, the notes could be treated as contingent payment debt instruments, in which case the gain on your notes would be treated as ordinary income and you would be required to accrue original issue discount on your notes in each taxable year at the “comparable yield,” as determined by us, although we will not make any payment with respect to the notes until maturity.

PS-9 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original
Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs

PS-10 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS
(and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes
for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Commodity Futures Contract” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware
Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to
JPMorgan Financial or JPMorgan Chase & Co., the indenture, the notes, the related guarantee (together with the indenture and the notes, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2026.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk
Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks

PS-11 | Structured Investments
Buffered Digital Dual Directional Notes Linked to a WTI Crude Oil Futures
Contract
not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 2-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045216/ea0285802-25_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.